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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF PERKINS COIE LLP]

                                 April 20, 1998

Visio Corporation
520 Pike Street, Suite 1800
Seattle, Washington  98101-4001

     RE:  REGISTRATION ON FORM S-8

Gentlemen and Ladies:

     We have acted as counsel to Visio Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 4,940,000 shares of common stock, $.01 par value, of the Company (the "Shares"). The Shares may be issued pursuant to the Visio Corporation 1995 Long-Term Incentive Compensation Plan, as amended (the "Plan").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of the Shares, the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                              Very truly yours,

                              Perkins Coie LLP